EXHIBIT 1

                       JOINT FILING AGREEMENT

            Agreement among the M. and M. Parnell Revocable Trust, Michael Parnell (individually and as trustee), and Melissa Parnell (individually and as trustee).

            WHEREAS, each of the parties hereto desires in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934 to make a joint filing on Schedule 13G with respect to the beneficial ownership by the undersigned of common stock of Oakley, Inc., a Washington corporation.

            NOW, THEREFORE, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G with respect to the beneficial ownership of the undersigned of shares of common stock of Oakley, Inc. and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filing provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date set forth below.


                                February 8, 1999
                                ----------------------------------
                                Date


                                /s/ Michael Parnell
                                ----------------------------------
                                Michael Parnell
                                (Individually and as Trustee)

                                /s/ Melissa Parnell
                                ----------------------------------
                                Melissa Parnell
                                (Individually and as Trustee)


                                M. & M. PARNELL REVOCABLE TRUST


                                By:  /s/ Michael Parnell
                                     -----------------------------
                                     Michael Parnell,
                                     Trustee


                                     /s/ Melissa Parnell
                                     -----------------------------
                                     Melissa Parnell,
                                     Trustee